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                                                                   Exhibit 99.1
                                                                   ------------

1. CHARLES R. DEXTER AND CHARLOTTE L. DEXTER V. BROOKS DRUG, INC., GOLDLINE LABORATORIES, INC., SHOWA DENKO OF AMERICA, INC., ET AL.
     United States District Court for the District of New Hampshire Civil Action No. C 92-584-M

2.   LYDIA MARTINEZ V. SHOWA DENKO AMERICA, INC., ET. AL.
     Thirteenth Judicial District Court, County of Cibola, State of New Mexico (No. 96-59-CV).